SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 12, 2010

Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO  80203
Address of Principal Executive Offices

303-860-5800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2010, the Compensation Committee of Petroleum Development Corporation (“Company”) determined the short-term incentive compensation terms (“STI”) for the 2010 year for the CEO and other executive officers of the Company.  The short-term incentive plan provides the potential for an annual bonus to each of the executive officers based on both Company and personal performance.  Bonuses will be determined based on the Corporate Performance Rating times the executive’s bonus target adjusted for individual performance, as determined by the Committee.

The corporate performance metrics for 2010 that will be used to determine the Corporate Performance Rating are as follows:

a)	50% will be based on a combination of adjusted cash flow per share measured against budget and capital efficiency measured against budget, and
b)
50% will be based on a combination of operating and general administrative expense per Mcfe measured against budget, three year average reserve replacement ratio measured against budget and production volume measured against budget.

The Corporate Performance Rating can range from 0% to 200% based on the Committee’s determination of the Company’s achievement of the above annual financial and operational results against the budgeted target.  The Corporate Performance Rating can also be adjusted upward or downward at the Committee’s discretion based on successful completion of annual projects/goals.

The corporate performance metrics will be measured at December 31, 2010.  The formula for determining each metric is as follows:

a)	Adjusted Cash Flow per Share – Net income plus/minus change in operating assets and liabilities.
b)	Capital Efficiency – Adjusted EBITDA for 2010 divided by production divided by three years’ average finding and development cost per unit.
c)
Operating and General and Administrative Expense per Mcfe – The sum of total lease operating expense, exploration general and administrative expense and corporate general and administrative expense divided by Mcfe (mcf equivalent for gas and oil).

d)
Reserve Replacement Ratio (3 year average) – The sum of 2008, 2009 and 2010 extensions and discoveries, revisions in previous estimates and purchase of reserves divided by the sum of 2008, 2009 and 2010 production.

e)	Production – Actual production volume for the year.

Notwithstanding the above, for Scott Meyers, Chief Accounting Officer, 100% of his STI for 2010 will be determined at the discretion of the Compensation Committee.

Separately, the Board of Directors appointed James M. Trimble, a current independent director under NASDAQ listing standards, as a member of the Compensation Committee, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	March 18, 2010

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and Chief Executive Officer